UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
May 22, 2007

Date of Report (Date of Earliest Event Reported)
BUSINESS OBJECTS S.A.

(Exact name of Registrant as specified in its charter)

Republic of France	0-24720	98-0355777

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)
157-159 Rue Anatole France, 92300 Levallois-Perret,
France

(Address of principal executive offices)
(408) 953-6000

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 8.01 Other Events.
     On May 22, 2007, Business Objects S.A. (“the Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that it had entered into a definitive agreement to acquire Inxight Software, Inc. The press release is incorporated herein by reference. On May 22, 2007, the Company also issued a Media Statement, a copy of which is attached hereto as Exhibit 99.3, stating the management teams of both companies would host a financial analyst, investor, and media conference call at 5:30 a.m. PDT (2:30 p.m. in Paris on Tuesday, May 22, 2007). For those unable to listen to the live conference call, a telephone replay is available at +44 20 71 36 9233 using conference id 52985512, for one week following the call.
     A copy of the presentation slides concerning the proposed acquisition of Inxight are attached hereto as Exhibit 99.2. The slides are incorporated herein by reference. The slides are also available on the Company’s investor relations web page at www.businessobjects.com.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Press release dated May 22, 2007

99.2	Presentation slides relating to the proposed acquisition of Inxight Software, Inc.

99.3	Media Statement dated May 22, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 22, 2007

BUSINESS OBJECTS S.A
By:	/s/ James R. Tolonen
James R. Tolonen
Chief Financial Officer and Senior Group Vice President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated May 22, 2007

99.2	Presentation slides relating to the proposed acquisition of Inxight Software, Inc.

99.3	Media statement dated May 22, 2007